UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2016

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36247	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2016, our Board of Directors approved certain amendments to our Bylaws, as follows:

●
All references to Pole Perfect Studios, Inc. were replaced with Torchlight Energy Resources, Inc. to reflect our name change effected on February 8, 2011;

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Section 2.1, “Place of Meetings,” was amended to remove reference to the old address of our principal office;

●
Section 3.8, “Compensation,” was amended to clarify our compensation policies with respect to members of Board committees;

●
Section 4.5, “Chairman of the Board,” was deleted in its entirety and Section 3.13, “Chairman of the Board,” was added to clarify that the title of Chairman of the Board does not make that individual an officer of the company—the title only relates to his or her role as a member of the Board. Additionally, the section numbers in Article Four were amended to reflect the deletion of Section 4.5, “Chairman of the Board,” so that the previously numbered Section 4.6, “President,” is now Section 4.5 and so forth; and

●
Section 5.1, “Committees of Directors,” was amended to reduce from two to one the minimum number of members of which a committee appointed by the Board of Directors may consist.

The preceding is qualified in its entirety by reference to our Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference. The preceding amendments to our Bylaws are effective as of October 26, 2016.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

No.	Exhibit

3.1	Amended and Restated Bylaws of Torchlight Energy Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: October 26, 2016	By: /s/ John Brda
John Brda
President and Chief Executive Officer

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